UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2014

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective November 18, 2014, Iteris, Inc. (the “Company”) entered into a Modification Agreement (the “Amendment”) with California Bank & Trust (“CB&T”) which amends that certain Amended and Restated Loan and Security Agreement dated February 4, 2009 by and between the Company and CB&T and the promissory notes and other documents relating thereto (as amended to date, collectively, the “Loan Documents”).  The Amendment extends the expiration date of the line of credit under the Loan Documents from December 1, 2014 to March 1, 2015.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this report as an exhibit and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exh. No.	Description

10.1	Modification Agreement dated November 18, 2014 by and between Iteris, Inc. and California Bank & Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 24, 2014

ITERIS, INC.,
a Delaware corporation

By:	/S/ ABBAS MOHADDES
Abbas Mohaddes
Chief Executive Officer

EXHIBIT INDEX

Exh. No.	Description

10.1	Modification Agreement dated November 18, 2014 by and between Iteris, Inc. and California Bank & Trust